UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2009
Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 4, 2009, the Board of Directors of Transcat, Inc. (“Transcat”) adopted an insider stock sales plan (the “Plan”) which allows the officers, directors and certain key employees of Transcat to sell shares of Transcat common stock between and amongst themselves. The Plan is intended to provide additional liquidity for participants.
     Under the Plan, participants may elect to sell shares of their Transcat common stock by providing written notice to Transcat’s Chief Executive Officer (or the Chairman of the Board if the sale is to be made by the Chief Executive Officer). Thereafter, the Chief Executive Officer notifies the other Plan participants that a participant intends to sell shares of Transcat common stock. The participants will have five business days to determine whether to purchase any, all or a portion of the available shares. The purchase price for the shares will be determined by the Chief Executive Officer (or Chairman of the Board if the sale is to be made by the Chief Executive Officer) by calculating the average closing price per share of Transcat common stock on The Nasdaq Stock Market, Inc. over the twenty trading days for the Transcat common stock ending on the last trading day prior to the closing, multiplied by the number of shares to be sold.
     The Plan provides that the Chief Executive Officer (or Chairman of the Board if the sale is to be made by the Chief Executive Officer) will determine, in his sole discretion, which participants will be entitled to purchase the available shares. In determining who will be entitled to participate in the sales or purchases under the Plan, Transcat’s Chief Executive Officer (or Chairman of the Board if the sale is to be made by the Chief Executive Officer) may limit sales, in their reasonable judgment, due to, among things, (i) legal or contractual restrictions applicable to Transcat or any participants; (ii) a market disruption (including without limitation, a halt or suspension of trading in Transcat common stock imposed by a court, governmental agency or self-regulatory organization); (iii) the stock ownership objectives approved by Transcat for its officers and directors; or (iv) failure to comply with the terms and conditions of the Plan, including the minimum sales requirements.
     Each sale under the Plan is conditioned on the satisfactory completion of certain conditions, including each participant’s delivery of a representation letter in the form required by Transcat and such other certificates, agreements or other documents as Transcat may request. The Plan is designed to allow Transcat insiders, who have access to the same level of information, to sell shares of Transcat common stock amongst themselves. Subject to the limitations under the Plan, insiders will be afforded the opportunity to gradually sell shares in private transactions to other insiders and diversify their investment portfolios.
     All shares purchased under the Plan will be deemed restricted shares and will be subject to the resale restrictions and holding period requirements of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the resale restrictions under Rule 144 of the Securities Act, as applicable. In addition, any sales and purchases made under the Plan will be publicly disclosed as required by applicable securities laws.
     The Board of Directors may modify, suspend or terminate the Plan at any time.
     This summary of the Plan is qualified in its entirety by reference to the full text of the Plan which will be filed as an exhibit to Transcat’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: May 29, 2009	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer